Exhibit 5.1 Legal Opinion

WEED & CO. LLP

4695 MacArthur Court, Suite 1430

Newport Beach, California 92660

Telephone (949) 475-9086 Facsimile (949) 475-9087

September 20, 2005

Board of Directors

CYBER DIGITAL, INC.

400 Oser Avenue, Suite 1650

Hauppauge, New York 11788

Telephone: (631) 231-1200

RE: Opinion of Counsel

Greetings:

We have acted as counsel to Cyber Digital, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 20,050,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), to be sold by the selling stockholders upon the terms and subject to the conditions set forth in the Company's registration statement on Form SB-2 (the "Registration Statement").

In connection therewith, we have examined copies of the Company's Certificate of Incorporation and Bylaws, as amended, the corporate proceedings with respect to the Shares, and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. In such examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the correctness of all statements of fact contained in such documents.

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares to be sold by the selling stockholders by means of the Registration Statement, when sold in accordance with the terms and conditions set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the registration statement and to the use of our name under the caption "Interest of Named Experts and Counsel" in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Weed & Co. LLP

Weed & Co. LLP